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                   EXHIBIT 23--CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements (No. 33-44872 and 33-33491) on Form S-8 of our report dated November 21, 1997, with respect to the financial statements and schedule of Check Technology Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1997.

/s/ Ernst & Young LLP
----------------------------
Ernst & Young LLP



Minneapolis, Minnesota
December 23, 1997






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